Exhibit 99.1

New Energy Systems Group Announces Senior Executive Changes

Chairman Weihe Yu will assume CEO position

Mr. Junfeng Chen will remain interim CFO

SHENZHEN, China, August 19, 2011 /PRNewswire-Asia-FirstCall/ -- New Energy Systems Group (NYSE Amex: NEWN) ("New Energy" or the "Company"), a vertically-integrated original design manufacturer and distributor of lithium ion batteries and consumer branded backup power systems, announced that Mr. Paul Li, who was scheduled to become the new Chief Financial Officer on August 16th, will not join the Company due to personal reasons. Mr. Junfeng Chen, who was slated to step down from the Chief Financial Officer position on the same day Mr. Li started, will continue to serve as the Company’s interim CFO until a permanent CFO is secured.

Separately, the Company’s Chief Executive Officer Nian Chen announced his resignation effective August 19, 2011 due to poor performance by the Company. The Board of Directors (“the Board”) has accepted Mr. Chen resignation and appointed Mr. Weihe Yu, New Energy’s Chairman, to the CEO position. The Board will evaluate Mr. Yu’s performance at the end of 2011 and determine whether any changes are warranted.

According to the employment agreement signed by Mr. Li and the Company on June 20, 2011, Mr. Li would become New Energy’s permanent Chief Financial Officer effective August 16, 2011. However, due to personal reasons that arose subsequent to June 20, 2011, Mr. Li has decided not to join the Company. There were no disagreements between Mr. Li and the Company or any officer or director of the Company which led to Mr. Li’s resignation.

New Energy Chairman Weihe Yu said, “We regretfully accept Mr. Li’s and Mr. Chen’s resignations and wish them the best. The board will start the search for a new permanent CFO shortly. In the interim, we have the utmost confidence that Mr. Chen will continue to help us maintain sound financial and operating controls.”

Chairman Yu continued, “My primary focus as Chairman and CEO will be to reinvigorate profitable growth in our Anytone ® batteries business. While we have already taken aggressive measures to reverse the negative impact from counterfeit products, we will redouble our efforts in product development, sales and marketing and quality controls to ensure this is a healthy and growing business.”

About New Energy Systems Group

New Energy Systems Group is a vertically integrated original design manufacturer and distributor of lithium ion batteries and backup power systems for leading manufacturers of mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The Company's end-user consumer products are sold under the Anytone® brand in China while it’s commercial and OEM batteries and battery components are sold under New Power and E’Jenie. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy's end-user consumer products, as well as its high powered, light weight lithium ion batteries. In addition to historically strong organic growth, New Energy is expected to benefit from economies of scale, broader distribution and higher profit margins in 2011. Additional information about the company is available at: www.newenergysystemsgroup.com.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

COMPANY

New Energy Systems Group

Ken Lin, VP of Investor Relations

Tel:   +1-917-573-0302

Email: ken@newenergysystemsgroup.com

Web: www.newenergysystemsgroup.com

INVESTOR RELATIONS

MZ-HCI

John Mattio, SVP

Tel: US +1-212-301-7130

Email: john.mattio@hcinternational.net

Web: www.mz-hci.com

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